Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Equipment Services Signs Definitive Agreement

To Sell Komatsu Earthmoving Distributorship

BATON ROUGE, La. — (December 12, 2022) — H&E Equipment Services Inc. (“H&E” or the “Company”) (NASDAQ: HEES) today announced the signing of a definitive agreement to sell its Komatsu earthmoving distribution business to Houston, Texas based Waukesha-Pearce Industries, LLC (“WPI”). The transaction includes rights to the distribution of earthmoving equipment in the state of Louisiana and counties located in southwestern Arkansas, along with a distribution facility in Kenner, Louisiana, and certain other equipment, parts and supplies. Also, H&E will assign to WPI the outstanding lease on its distribution facility in Bossier City, Louisiana. H&E will retain ownership of its rental assets located at the remaining seven rental branches in Louisiana. The transaction is expected to close by December 31, 2022, subject to customary closing conditions.

Brad Barber, chief executive officer of H&E, stated, “Just over a year ago, we completed the divestitures of our crane business and Arkansas earthmoving distribution business, significantly reducing our exposure to distribution activities. With the sale of our Komatsu earthmoving distributorship in the state of Louisiana, we are effectively completing our transformation to a pure-play rental business. This final step will allow us to sharpen our focus on the higher margin rental business as we continue our evaluation of strategic-growth opportunities in the equipment rental industry.”

About H&E Equipment Services, Inc.

Founded in 1961, H&E Equipment Services Inc. is one of the largest rental equipment companies in the nation. The Company’s fleet is among the industry’s youngest and most versatile with a

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H&E Equipment Services Signs Definitive Agreement to Sell Komatsu Earthmoving

Distributorship

December 12, 2022

superior equipment mix comprised of aerial work platforms, earthmoving and material handling equipment, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies including branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast, Southeast, Midwest, and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements regarding the sale of the earthmoving distribution business, further growth and expansion, and H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty on the markets we serve (including as a result of current uncertainty due to COVID-19 and inflation); (4) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19) and their effect on construction spending and the economy in general; (5) trends in oil and natural gas which could adversely affect the demand for our services and products; (6) relationships with equipment suppliers; (7) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our ability to consummate such acquisitions; (10) our possible inability to integrate any businesses we acquire; (11) competitive pressures; (12) security breaches and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (15) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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